UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   December 26, 2008
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA  19087
(Address of principal executive offices)  (Zip Code)

(484) 583-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of the Board of Directors (the “Committee”), acting in its capacity of plan administrator, approved amendments to the Delaware Investments U.S., Inc. Incentive Compensation Plan (the “Plan”) to provide that the fair market value of the common stock of Delaware Investments U.S., Inc. (“DIUS”) issuable under the Plan with respect to grants occurring on or after December 26, 2008 shall be determined by an independent appraiser in a manner that meets the requirements for the valuation of non-publicly traded stock under section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.  Prior to this change, the DIUS common stock was valued by an outside appraiser using a formula based on a market transaction approach.  The market transaction approach considered three commonly applied valuation benchmarks in the asset management industry:  price to assets under management; price to revenues; and price to earnings before taxes, amortization and depreciation.  The current fair market value approach is not formulaic and will allow the independent appraiser to take into consideration in applying its methodology any and all available information material to the valuation of DIUS.

The Committee also approved the cancellation of all vested and unvested stock options granted under the Plan.  In return, an optionee holding vested and unvested in-the-money options will receive the difference between the exercise price of the options and the December 31, 2008 market transaction price of $160 for all of his/her options.  Of this amount, 80% will be paid in cash on May 30, 2009 and 20% was paid in restricted stock units of DIUS granted under the Plan on December 26, 2008 and valued under the current fair market value approach of $62 per share.  The restricted stock units will vest in accordance with the same vesting schedule of the options they are replacing (except that no restricted stock unit will vest earlier than January 1, 2009 even if the option was fully vested) and any shares of DIUS issued upon vesting of the restricted stock units will be subject to a six month and one day holding period.  Optionees holding out-of-the-money options received the Black-Scholes value (using the $160 market transaction price) of those options paid out in restricted stock units of DIUS issued under the Plan on December 26, 2008 and valued under the current fair market value approach of $62 per share.  These restricted stock units will vest ratably over four years and any shares of DIUS issued upon vesting of the restricted stock units will be subject to a six month and one day holding period.

Patrick P. Coyne, who is President of Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc. and a named executive officer, participates in the Plan.  As a result of the above changes, Mr. Coyne will receive $958,157 in cash payable on May 30, 2009 and received 3,864 restricted stock units on December 26, 2008 for his vested and unvested in-the-money options.  He also received 7,155 restricted stock units for his vested and unvested out-of-the-money options on December 26, 2008.

Item. 8.01.  Other Events

On January 9, 2009, The Office of Thrift Supervision (OTS) notified us that it has approved our application to become a savings and loan holding company and to acquire Newton County Loan & Savings FSB. OTS approval clears the way for us to close the transaction with Newton County Loan & Savings, which we intend to do as soon as it is feasible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

	By	/s/Frederick J. Crawford
	Name:	Frederick J. Crawford
	Title:	Executive Vice President and
Chief Financial Officer

Date: January 13, 2009